Deed of Trust, Assignment of Rents,
Security Agreement and(Illinois)

Fixture Filing
Project Location: 222 South Avenue “A”, Yuma, Arizona
Made by
G&E HC REIT II YUMA SNF, LLC,
as Grantor
to
First American Title Insurance Company,
as Trustee
for the benefit of
Grubb & Ellis Healthcare REIT II Holdings, LP,
as Beneficiary and Assignor

and for the benefit of
KeyBank national Association,
as Agent,
as Beneficiary and Assignee

Dated as of: June 30, 2011
Re: Grubb & Ellis Healthcare REIT II Holdings, LP

Prepared By and Upon Recordation Return To:

Schiff Hardin LLP
233 South Wacker Drive
Suite 6600
Chicago, Illinois 60606
Attention: Sean T. Maloney, Esq.

Deed of Trust Assignment of Rents and Security

Agreement (Illinois)

(With Financing Statement — Fixture Filing)

Project Location: 222 South Avenue “A”, Yuma, Arizona, Arizona
Collateral is or Includes Fixtures

This Deed of Trust, Assignment of Rents and Security Agreement (With Financing Statement — Fixture Filing) (this “Deed of Trust”) is made as of June 30, 2011, by G&E HC REIT II YUMA SNF, LLC, a Delaware limited liability company, as trustor (“Grantor”), whose address is c/o Grubb & Ellis Healthcare REIT II, Inc., 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705, in favor of First American Title Insurance Company, its successors and assigns (“Trustee”) whose address is P.O. Box 2922, Phoenix, Arizona 85062 for the benefit of (a) Grubb & Ellis Healthcare REIT II Holdings, LP, a Delaware limited partnership (“Borrower”), as mortgagee and also as assignor, whose address is c/o Grubb & Ellis Healthcare REIT II, Inc., 1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705 and (b) KeyBank National Association, as Agent, its successors and assigns, as beneficiary (“Beneficiary”), whose address is Mailcode WA-31-13-2313, 1301 5th Avenue, 23rd Floor, Seattle, Washington 98101.

Recitals:

A. Grantor, directly or indirectly, is a subsidiary of Borrower.

B. The Borrower has entered into that certain Credit Agreement dated as of June 30, 2011 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, KeyBank National Association, as Agent (the “Agent”) and each of the Lenders from time to time parties thereto (the “Lenders”), providing for, among other things, Revolving Credit Loans to the Borrower of up to $71,500,000 (herein, and as defined in the Credit Agreement, the “Revolving Credit Loans”).

C. The proceeds of the Revolving Credit Loans will be used by Borrower to provide funds (each, an “Intercompany Loan”) from time to time to each Subsidiary Guarantor (as defined in the Credit Agreement) to purchase or refinance an Eligible Facility (as defined in the Credit Agreement) that is owned or operated by such Subsidiary Guarantor.

D. Each Intercompany Loan will be (i) evidenced by an Intercompany Note (as defined in the Credit Agreement) from each such Subsidiary Guarantor, which Intercompany Note will be assigned (including an assignment of Grantor’s Intercompany Note contemporaneously herewith) to Agent as collateral for all of the Revolving Credit Loans and (ii) secured by this Deed of Trust, the rights of Borrower with respect hereto are being contemporaneously assigned in toto to Beneficiary pursuant to the assignment contained at the end of this Deed of Trust.

E. Grantor is a Subsidiary Guarantor under that certain Subsidiary Guaranty Agreement dated as of the date hereof (as supplemented, modified or amended from time to time, the “Subsidiary Guaranty”) providing a guarantee of all of Borrower’s Obligations (as defined in the Credit Agreement) under the Loan Documents (as defined in the Credit Agreement).

F. The below defined Property is (on the date hereof) an Eligible Facility.

G. The Agent and the Lenders have required as a condition of their making Revolving Credit Loans from time to time that the Borrower cause the Grantor to enter into this Deed of Trust, and the Borrower has agreed to cause the undersigned Grantor to execute this Deed of Trust, in order to induce the Agent and the Lenders to make the Revolving Credit Loans and thereby benefit the Borrower and its Subsidiaries by providing funds to the Borrower for the purposes described in Schedule 2.8 of the Credit Agreement.

Now, therefore, as required by the Credit Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Grantor does hereby covenant and agree as follows:

1. Grant and Secured Obligations.

1.1 Grant. For the purpose of securing payment and performance of the Secured Obligations defined and described in Section 1.2 below, Grantor hereby irrevocably and unconditionally grants, bargains, sells, conveys, mortgages and warrants to Trustee (for the benefit and use of Borrower and Beneficiary, as their interests may appear), with power of sale and with right of entry and possession, all estate, right, title and interest which Grantor now has or may later acquire in and to the following property (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

(a) The real property located in the County of Yuma, State of Arizona, as described in Exhibit A, together with all existing and future easements and rights affording access to it (the “Premises”); together with

(b) All buildings, structures and improvements now located or later to be constructed on the Premises (the “Improvements”); together with

(c) All existing and future appurtenances, privileges, easements, franchises and tenements of the Premises, including all minerals, oil, gas, other hydrocarbons and associated substances, sulphur, nitrogen, carbon dioxide, helium and other commercially valuable substances which may be in, under or produced from any part of the Premises, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Premises lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and Improvements; together with

(d) All existing and future leases, subleases, subtenancies, licenses, occupancy agreements and concessions (“leases”) relating to the use and enjoyment of all or any part of the Premises and Improvements, and any and all guaranties and other agreements relating to or made in connection with any of such leases; together with

(e) All real property and improvements thereon, and all appurtenances and other property and interests of any kind or character, whether described in Exhibit A or not, which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements; together with

(f) All goods, materials, supplies, chattels, furniture, fixtures, equipment and machinery now or later to be attached to, placed in or on, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Premises and Improvements, whether stored on the Premises or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Deed of Trust and any manufacturer’s warranties with respect thereto; together with

(g) All building materials, equipment, work in process or other personal property of any kind, whether stored on the Premises or elsewhere, which have been or later will be acquired for the purpose of being delivered to, incorporated into or installed in or about the Premises or Improvements; together with

(h) All of Grantor’s interest in and to all operating accounts, the Revolving Credit Loan funds, whether disbursed or not, all reserves set forth in the Budget relating to the Property, and any other bank accounts of Grantor; together with

(i) All rights to the payment of money, accounts, accounts receivable, reserves, deferred payments, refunds, cost savings, payments and deposits, whether now or later to be received from third parties (including all earnest money sales deposits) or deposited by Grantor with third parties (including all utility deposits), contract rights, development and use rights, governmental permits and licenses, applications, architectural and engineering plans, specifications and drawings, as-built drawings, chattel paper, instruments, documents, notes, drafts and letters of credit (other than letters of credit in favor of Beneficiary), which arise from or relate to construction on the Premises or to any business now or later to be conducted on it, or to the Premises and Improvements generally and any builder’s or manufacturer’s warranties with respect thereto; together with

(j) All insurance policies pertaining to the Premises and all proceeds, including all claims to and demands for them, of the voluntary or involuntary conversion of any of the Premises, Improvements or the other property described above into cash or liquidated claims, including proceeds of all present and future fire, hazard or casualty insurance policies and all condemnation awards or payments now or later to be made by any public body or decree by any court of competent jurisdiction for any taking or in connection with any condemnation or eminent domain proceeding, and all causes of action and their proceeds for any damage or injury to the Premises, Improvements or the other property described above or any part of them, or breach of warranty in connection with the construction of the Improvements, including causes of action arising in tort, contract, fraud or concealment of a material fact; together with

(k) All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory, but not including, to the extent required by applicable laws and rules concerning resident privacy, resident files (“Books and Records”); together with

(l) All proceeds of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above.

Beneficiary and Trustee each will have all rights provided for in A.R.S. Sections 33-702(B) and 33-807 or such similar provisions of law as may be enacted hereafter.

Capitalized terms used above and elsewhere in this Deed of Trust without definition have the meanings given them in the above defined Credit Agreement.

1.2 Secured Obligations.

(a) Grantor makes the grant, conveyance, and mortgage set forth in Section 1.1 above, and grants the security interest set forth in Section 3 below for the purpose of securing the following obligations (the “Secured Obligations”) in any order of priority that Beneficiary may choose:

(i) Payment of all obligations at any time owing under (A) the various promissory notes (the “Note”) dated as of June 30, 2011, payable by Borrower, as maker in the aggregate principal amount of Seventy-One Million Five Hundred Thousand and No/100 Dollars ($71,500,000.00) to the order of Lenders, (B) that certain Intercompany Note of the Grantor dated as of the date hereof payable to Borrower and assigned to Agent, (C) those certain Intercompany Notes of the other Subsidiary Guarantors from time to time, as maker(s), payable to Borrower and assigned to Agent (together with the Note, the “Notes”), and (D) the Subsidiary Guaranty;

(ii) Payment and performance of all Guaranteed Obligations (as defined in the Subsidiary Guaranty);

(iii) Payment and performance of all obligations of Grantor under this Deed of Trust;

(iv) Payment and performance of all obligations of Borrower under the Credit Agreement and the other Loan Documents;

(v) Payment and performance of any obligations of Grantor and the other Loan Parties (including each other Subsidiary Guarantor) under the other Loan Documents;

(vi) Payment and performance of all future advances and other obligations that Grantor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust; and

(vii) Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

(b) All persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Notes or the Credit Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2. Assignment of Rents.

2.1 Assignment. Grantor hereby irrevocably, absolutely, presently and unconditionally assigns to Beneficiary all rents, royalties, issues, profits, revenue, income, accounts, proceeds and other benefits of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits (some or all collectively, as the context may require, “Rents”). This is an absolute assignment, not an assignment for security only.

2.2 Grant of License. Beneficiary hereby confers upon Grantor a license (“License”) to collect and retain the Rents as they become due and payable, so long as no Event of Default, as defined in Section 6.2 below, shall exist and be continuing. If an Event of Default has occurred and is continuing, Beneficiary shall have the right, which it may choose to exercise in its sole discretion, to terminate this License without notice to or demand upon Grantor, and without regard to the adequacy of Beneficiary’s security under this Deed of Trust.

2.3 Collection and Application of Rents. Subject to the License granted to Grantor under Section 2.2 above, Beneficiary has the right, power and authority to collect any and all Rents. Grantor hereby appoints Beneficiary its attorney-in-fact to perform any and all of the following acts (if an Event of Default has occurred and is continuing) if and at the times when Beneficiary in its sole discretion may so choose:

(a) Demand, receive and enforce payment of any and all Rents; or

(b) Give receipts, releases and satisfactions for any and all Rents; or

(c) Sue either in the name of Grantor or in the name of Beneficiary for any and all Rents.

Beneficiary and Grantor agree that the mere recordation of the assignment granted herein entitles Beneficiary immediately to collect and receive rents upon the occurrence (and during the continuance) of an Event of Default without first taking any acts of enforcement under applicable law, such as, but not limited to, providing notice to Grantor, filing foreclosure proceedings, or seeking and/or obtaining the appointment of a receiver. Further, Beneficiary’s right to the Rents does not depend on whether or not Beneficiary takes possession of the Property as permitted under Subsection 6.3(c). In Beneficiary’s sole discretion, Beneficiary may choose to collect Rents either with or without taking possession of the Property. Beneficiary shall apply all Rents collected by it in the manner provided under Section 6.6. If an Event of Default occurs while Beneficiary is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Deed of Trust, Beneficiary and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Deed of Trust and at law or in equity.

2.4 Beneficiary Not Responsible. Under no circumstances shall Beneficiary have any duty to produce Rents from the Property. Regardless of whether or not Beneficiary, in person or by agent, takes actual possession of the Premises and Improvements, unless Beneficiary agrees in writing to the contrary, Beneficiary is not and shall not be deemed to be:

(a) A “mortgagee in possession” for any purpose; or

(b) Responsible for performing any of the obligations of the lessor under any lease; or

(c) Responsible for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

(d) Liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it.

2.5 Leasing. Grantor shall not accept any deposit or prepayment of rents under the leases for any rental period exceeding one (1) month without Beneficiary’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Grantor shall not lease the Property or any part of it except strictly in accordance with the Credit Agreement.

3. Grant of Security Interest.

3.1 Security Agreement. The parties intend for this Deed of Trust to create a lien on the Property, and an absolute assignment of the Rents, all in favor of Beneficiary. The parties acknowledge that some of the Property and some or all of the Rents may be determined under applicable law to be personal property or fixtures. To the extent that any Property or Rents may be or be determined to be personal property, Grantor as debtor hereby grants Beneficiary as secured party a security interest in all such Property and Rents, to secure payment and performance of the Secured Obligations. This Deed of Trust constitutes a security agreement under the Uniform Commercial Code of the State in which the Property is located, covering all such Property and Rents.

3.2 Financing Statements. Grantor hereby authorizes Beneficiary to file one or more financing statements. In addition, Grantor shall execute such other documents as Beneficiary may from time to time reasonably require to perfect or continue the perfection of Beneficiary’s security interest in any Property or Rents. As provided in Section 5.9 below, Grantor shall pay all fees and costs that Beneficiary may incur in filing such documents in public offices and in obtaining such record searches as Beneficiary may reasonably require. In case Grantor fails to execute any financing statements or other documents for the perfection or continuation of any security interest, Grantor hereby appoints Beneficiary as its true and lawful attorney-in-fact to execute any such documents on its behalf. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties hereunder.

4. Fixture Filing.

This Deed of Trust constitutes a financing statement filed as a fixture filing under Article 9 of the Uniform Commercial Code in the State in which the Property is located, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Premises or Improvements. For this purpose, the respective addresses of Grantor, as debtor, and Beneficiary and Trustee, as secured parties, are as set forth in the preamble of this Deed of Trust.

5. Rights and Duties of the Parties.

5.1 Representations and Warranties. Grantor represents and warrants that:

(a) Grantor lawfully possesses and holds fee simple title to all of the Premises and Improvements;

(b) Grantor has or will have good title to all Property other than any portion thereof that is personal property owned by any tenant;

(c) Grantor has the full and unlimited power, right and authority to encumber the Property and assign the Rents;

(d) This Grantor creates a first and prior lien on the Property subject only to Permitted Liens;

(e) The Property includes all property and rights which may be reasonably necessary or desirable to promote the present and any reasonable future beneficial use and enjoyment of the Premises and Improvements;

(f) Except for any portion thereof that is personal property owned by any tenant, Grantor owns any Property which is personal property free and clear of any security agreements, reservations of title or conditional sales contracts, and there is no financing statement affecting such personal property on file in any public office;

(g) Grantor expects to derive a direct benefit (and its board of directors or other governing body had determined that it may reasonably be expected to derive such benefit) from: (1) the Revolving Credit Loans and the Intercompany Loans to finance its business; (2) the successful operations of Borrower and each other Subsidiary Guarantor individually and as a group; (3) its rights of contribution and subrogation against the Borrower and each other Subsidiary Guarantor as provided in the Subsidiary Guaranty or under applicable law; and (4) the Credit Agreement and the other Loan Documents; and

(h) Grantor’s place of business, or its chief executive office if it has more than one place of business, is located at the address specified below.

5.2 Taxes, and Assessments. Grantor shall pay prior to delinquency all taxes, levies, charges and assessments, in accordance with Section 6.6 of the Credit Agreement.

5.3 Performance of Secured Obligations. Grantor shall promptly pay and perform each Secured Obligation to be performed by it under the Loan Documents in accordance with its terms.

5.4 Liens, Charges and Encumbrances. Grantor shall immediately discharge any lien on the Property that is not a Permitted Lien and which Beneficiary has not otherwise consented to in writing in accordance with the terms of Section 7.2 of the Credit Agreement.

5.5 Damages and Insurance and Condemnation Proceeds. In the event of any casualty or condemnation of the Property, the provisions of Section 6.17 of the Credit Agreement shall govern.

5.6 Maintenance and Preservation of Property.

(a) Grantor shall insure (or cause its tenant to insure) the Property as more specifically required by the Credit Agreement and keep the Property in good condition and repair.

(b) Grantor shall not remove or demolish the Property or any part of it, or materially alter, restore or add to the Property, or initiate or allow any change or variance in any zoning or other Premises use classification which materially and adversely affects the Property or any part of it, except as permitted or required by the Credit Agreement or with Beneficiary’s express prior written consent in each instance, which consent shall not be unreasonably withheld, delayed or conditioned.

(c) If all or part of the Property becomes damaged or destroyed, Grantor shall promptly and completely repair and/or restore the Property in a good and workmanlike manner in accordance with (and as required by) the Credit Agreement.

(d) Grantor shall not commit or allow any act upon or use of the Property which would violate (i) any applicable Laws or order of any Governmental Authority, whether now existing or later to be enacted and whether foreseen or unforeseen, in any material adverse manner; or (ii) any public or private covenant, condition, restriction or equitable servitude affecting the Property. Grantor shall not bring or keep any article on the Property or cause or allow any condition to exist on it, if that could invalidate or would be prohibited by any insurance coverage required to be maintained by Grantor on the Property or any part of it under the Credit Agreement.

(e) Grantor shall not commit or allow waste of the Property, including those acts or omissions characterized under the Credit Agreement as waste which arises out of Hazardous Material.

(f) Grantor shall perform (or cause to be performed) all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value.

5.7 Releases, Extensions, Modifications and Additional Security. From time to time, Beneficiary may perform any of the following acts without incurring any liability or giving notice to any person:

(a) Release any person liable for payment of the Secured Obligations;

(b) Extend the time for payment, or otherwise alter the terms of payment, of the Secured Obligations;

(c) Accept additional real or personal property of any kind as security for the Secured Obligations, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

(d) Alter, substitute or release any property securing the Secured Obligations;

(e) Consent to the making of any plat or map of the Property or any part of it;

(f) Join in granting any easement or creating any restriction affecting the Property; or

(g) Join in any subordination or other agreement affecting this Deed of Trust or the lien of it; or

(h) Release the Property or any part of it.

5.8 Release. When the Secured Obligations (or such sums as required by Section 2.5(f) of the Credit Agreement) have been paid in full and all fees and other sums owed by Grantor under Section 5.9 of this Deed of Trust by Grantor and the other Loan Parties under the other Loan Documents have been received (and subject to the terms and conditions of Section 7.7 of the Credit Agreement), Beneficiary and Trustee shall release this Deed of Trust, the lien created thereby, and all notes and instruments evidencing the Secured Obligations. In such event, Beneficiary and Trustee shall, at the request of Grantor, deliver to Grantor, in recordable form, all such documents as shall be reasonably necessary to release this Deed of Trust and all liens, security interests, conveyances and assignments created hereunder. Grantor shall pay any costs of preparation and recordation of such release.

5.9 Compensation, Exculpation, Indemnification.

(a) Grantor agrees to pay a reasonable fee for any services that Beneficiary may render in connection with this Deed of Trust, including Beneficiary’s providing a statement of the Secured Obligations (but specifically excluding a fee, but not reimbursement for costs or expenses, for providing the release pursuant to Section 5.8 above). Grantor shall also pay or reimburse all of Beneficiary’s and Trustee’s reasonable out-of-pocket costs and expenses which may be incurred in rendering any such services. Grantor further agrees to pay or reimburse Beneficiary for all actual, reasonable, out-of-pocket costs, expenses and other advances which may be incurred or made by Beneficiary in any efforts to enforce any terms of this Deed of Trust, including any rights or remedies afforded to Beneficiary and Trustee under Section 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust, including attorneys’ fees and other legal costs, costs of any Foreclosure Sale (as defined in Subsection 6.3(i) below) and any cost of evidence of title. If Beneficiary and/or Trustee, as required by applicable law, chooses to dispose of Property through more than one Foreclosure Sale, Grantor shall pay all costs, expenses or other advances that may be incurred or made by Beneficiary and/or Trustee in each of such Foreclosure Sales. In any suit to foreclose the lien hereof or enforce any other remedy of Trustee or Beneficiary under this Deed of Trust or the Note, there shall be allowed and included as additional indebtedness in the decree for sale or other judgment or decree all expenditures and expenses which may be paid or incurred by or on behalf of Trustee or Beneficiary for reasonable attorneys’ costs and fees (including the costs and fees of paralegals), survey charges, appraiser’s fees, inspecting engineer’s and/or architect’s fees, fees for environmental studies and assessments and all additional expenses incurred by Trustee and Beneficiary with respect to environmental matters, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and similar data and assurances with respect to title as Trustee and Beneficiary may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to, the value of or the environmental condition of the Property. All expenditures and expenses of the nature in this Subsection mentioned, and such expenses and fees as may be incurred in the protection of the Property and maintenance of the lien of this Deed of Trust, including the fees of any attorney (including the costs and fees of paralegals) employed by Trustee or Beneficiary in any litigation or proceeding affecting this Deed of Trust, the Notes or the Property, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Grantor, with interest thereon at the Default Rate and shall be secured by this Deed of Trust.

(b) Neither Beneficiary nor Trustee shall be directly or indirectly liable to Grantor or any other person as a consequence of any of the following:

(i) Beneficiary’s or Trustee’s exercise of or failure to exercise any rights, remedies or powers granted to Beneficiary and/or Trustee in this Deed of Trust;

(ii) Beneficiary’s or Trustee’s failure or refusal to perform or discharge any obligation or liability of Grantor under any agreement related to the Property or under this Deed of Trust; or

(iii) Any loss sustained by Grantor or any third party resulting from Beneficiary’s failure to lease the Property, or from any other act or omission of Beneficiary in managing the Property, during the continuance of an Event of Default, unless the loss is caused by the gross negligence, willful misconduct or bad faith of Beneficiary.

Grantor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Beneficiary or Trustee.

(c) Grantor agrees to indemnify Beneficiary and Trustee against and hold them harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which they may suffer or incur:

(i) In performing any act required or permitted by this Deed of Trust or any of the other Loan Documents or by law;

(ii) Because of any failure of Guarantor to perform any of its obligations under this Deed of Trust or the other Loan Documents; or

(iii) Because of any alleged obligation of or undertaking by Beneficiary and/or Trustee to perform or discharge any of the representations, warranties, conditions, covenants or other obligations in any document relating to the Property other than the Loan Documents, unless this loss is caused by the gross negligence, willful misconduct or bad faith of Beneficiary.

This agreement by Grantor to indemnify Beneficiary and Trustee shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release of this Deed of Trust.

(d) Grantor shall pay all obligations to pay money arising under this Section 5.9 promptly upon demand by Beneficiary. Each such obligation shall be added to, and considered to be part of, the principal of the Note, and shall bear interest from the date the obligation arises at the Default Rate.

5.10 Defense and Notice of Claims and Actions. At Grantor’s sole expense, Grantor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of Beneficiary created under it, against all adverse claims. Grantor shall give Beneficiary prompt notice in writing if any claim is asserted which does or could materially affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim.

5.11 Subrogation. Beneficiary shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Beneficiary in accordance with this Deed of Trust or with the proceeds of any loan secured by this Deed of Trust.

5.12 Site Visits, Observation and Testing. Beneficiary and its agents and representatives shall have the right at any reasonable time (subject to rights of tenants to quiet enjoyment under applicable leases) to enter and visit the Property for the purpose of performing appraisals, observing the Property, taking and removing soil or groundwater samples, and conducting tests on any part of the Property. Beneficiary has no duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by Beneficiary, its agents or representatives shall impose any liability on any of Beneficiary, its agents or representatives. In no event shall any site visit, observation or testing by Beneficiary, its agents or representatives be a representation that Hazardous Material are or are not present in, on or under the Property, or that there has been or shall be compliance with any law, regulation or ordinance pertaining to Hazardous Material or any other applicable governmental law. Neither Grantor nor any other party is entitled to rely on any site visit, observation or testing by any of Beneficiary, its agents or representatives. Neither Beneficiary, its agents or representatives owe any duty of care to protect Grantor or any other party against, or to inform Grantor or any other party of, any Hazardous Material or any other adverse condition affecting the Property. Beneficiary shall give Grantor reasonable advance notice before entering the Property. Beneficiary shall make reasonable efforts to avoid interfering with Grantor’s use of the Property in exercising any rights provided in this Section 5.12.

5.13 Notice of Change. Grantor shall give Beneficiary prior written notice of any change in (a) the location of its place of business or its chief executive office if it has more than one place of business; (b) the location of any of the Property, including the Books and Records; and (c) Grantor’s name, business structure or jurisdiction of organization. Unless otherwise approved by Beneficiary in writing, all Property that consists of personal property (other than the Books and Records) will be located on the Premises and all Books and Records will be located at Grantor’s place of business or chief executive office if Grantor has more than one place of business.

6. Accelerating Transfers, Default and Remedies.

6.1 Accelerating Transfers.

(a) “Accelerating Transfer” means any transfer not expressly permitted under Sections 7.7 or 10.12 of the Credit Agreement.

(b) Grantor acknowledges that Lenders are making one or more advances under the Credit Agreement in reliance on the expertise, skill and experience of Grantor. In consideration of Beneficiary’s reliance, Grantor agrees that Grantor shall not make any Accelerating Transfer, unless the transfer is preceded by Beneficiary’s express written consent to the particular transaction and transferee. Beneficiary may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Beneficiary in its sole discretion may declare all of the Secured Obligations to be immediately due and payable, and Beneficiary may invoke any rights and remedies provided by Section 6.3 of this Deed of Trust.

6.2 Events of Default. Grantor will be in default under this Deed of Trust upon the occurrence of any “Event of Default” under the Credit Agreement or any other Loan Document.

6.3 Remedies. At any time after an Event of Default, Beneficiary shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Beneficiary at law or in equity. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

(a) Acceleration. Beneficiary may declare any or all of the Secured Obligations to be due and payable immediately.

(b) Receiver. Beneficiary shall, as a matter of right, without notice and without giving bond to Grantor or anyone claiming by, under or through Grantor, and without regard for the solvency or insolvency of Grantor or the then value of the Property, to the extent permitted by applicable law, be entitled to have a receiver appointed for all or any part of the Property and the Rents, and the proceeds, issues and profits thereof, with the rights and powers referenced below and such other rights and powers as the court making such appointment shall confer, and Grantor hereby consents to the appointment of such receiver and shall not oppose any such appointment. Such receiver shall have all powers and duties prescribed by applicable law, all other powers which are necessary or usual in such cases for the protection, possession, control, management and operation of the Property, and such rights and powers as Beneficiary would have, upon entering and taking possession of the Property under subsection (c) below.

(c) Entry. Beneficiary, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, and may also do any and all other things in connection with those actions that Beneficiary may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: taking and possessing all of Grantor’s or the then owner’s Books and Records; entering into, enforcing, modifying or canceling leases on such terms and conditions as Beneficiary may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Beneficiary; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Beneficiary so requests, Grantor shall assemble all of the Property that has been removed from the Premises and make all of it available to Beneficiary at the site of the Premises. Grantor hereby irrevocably constitutes and appoints Beneficiary as Grantor’s attorney-in-fact to perform such acts and execute such documents as Beneficiary in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Grantor’s name on any instruments.

(d) Cure; Protection of Security. Beneficiary may cure any breach or default of Grantor, and if it chooses to do so in connection with any such cure, Beneficiary may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust, including, without limitation, completing construction of the improvements at the Property contemplated by the Credit Agreement. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Beneficiary under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien which in Beneficiary’s sole judgment is or may be senior in priority to this Deed of Trust, such judgment of Beneficiary or to be conclusive as among the parties to this Deed of Trust; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Credit Agreement; otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate persons to assist Beneficiary. Beneficiary may take any of the actions permitted under this Subsection 6.3(d) either with or without giving notice to any person. Any amounts expended by Beneficiary under this Subsection 6.3(d) shall be secured by this Deed of Trust.

(e) Uniform Commercial Code Remedies. Beneficiary may exercise any or all of the remedies granted to a secured party under the Uniform Commercial Code in the State in which the Property is located.

(f) Foreclosure; Lawsuits. Beneficiary shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, for the Secured Obligations, or any part thereof, by any proceedings appropriate under applicable law. Beneficiary or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder, and the amount of Beneficiary’s successful bid shall be credited on the Secured Obligations. Without limiting the foregoing, Beneficiary may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure under the judgment or decree of any court of competent jurisdiction. In addition to the right provided in Subsection 6.3(a), upon, or at any time after the filing of a complaint to foreclose this Deed of Trust, Trustee and Beneficiary shall be entitled to the appointment of a receiver of the property by the court in which such complaint is filed, and Grantor hereby consents to such appointment.

(g) Other Remedies. Beneficiary may exercise all rights and remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Grantor or any other person or entity in favor of Beneficiary in connection with the Secured Obligations or any part thereof, without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Grantor. Beneficiary shall have the right to pursue all remedies afforded to a lender or secured party under applicable law, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof.

(h) Sale of Personal Property. Beneficiary and/or Trustee, as required by applicable law, shall have the discretionary right to cause some or all of the Property, which constitutes personal property (but excluding the personal property of any of the patients or residents of the Property), to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

(i) For purposes of this power of sale, Beneficiary and/or Trustee, as required by applicable law, may elect to treat as personal property any Property which is intangible or which can be severed from the Premises or Improvements without causing structural damage. If it chooses to do so, Beneficiary and/or Trustee, as required by applicable law, may dispose of any personal property, in any manner permitted by Article 9 of the Uniform Commercial Code of the State in which the Property is located, including any public or private sale, or in any manner permitted by any other applicable law.

(ii) In connection with any sale or other disposition of such Property, Grantor agrees that the following procedures constitute a commercially reasonable sale: Beneficiary shall mail written notice of the sale to Grantor not later than thirty (30) days prior to such sale. Beneficiary will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Beneficiary will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding the foregoing, Beneficiary shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

(i) Single or Multiple Foreclosure Sales. If the Property consists of more than one lot, parcel or item of property, Beneficiary and/or Trustee, as required by applicable law, may:

(i) Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

(ii) Elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Beneficiary may deem to be in its best interests (any such sale or disposition, a “Foreclosure Sale;” and any two or more, “Foreclosure Sales”).

If Beneficiary chooses to have more than one Foreclosure Sale, Beneficiary at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Beneficiary may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Deed of Trust on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

6.4 Credit Bids. At any Foreclosure Sale, any person, including Grantor or Beneficiary, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for such property, Beneficiary may settle for the purchase price by crediting the sales price of the property against the following obligations:

(a) First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Grantor is obligated to pay or reimburse Beneficiary and Trustee under Section 5.9 above; and

(b) Second, all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose.

6.5 Application of Foreclosure Sale Proceeds. Beneficiary shall apply the proceeds of any Foreclosure Sale in the following manner:

(a) First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Grantor is obligated to reimburse Beneficiary or Trustee under Section 5.9 of this Deed of Trust;

(b) Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Beneficiary under the terms of this Deed of Trust which then remain unpaid;

(c) Third, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose; and

(d) Fourth, to remit the remainder, if any, to the Grantor (or as a court of competent jurisdiction may otherwise order).

6.6 Application of Rents and Other Sums. Beneficiary shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Beneficiary may receive or collect under Section 6.3 above, in the following manner:

(a) First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Beneficiary or any receiver;

(b) Second, to pay all other Secured Obligations in any order and proportions as Beneficiary in its sole discretion may choose; and

(c) Third, to remit the remainder, if any, to the Grantor (or as a court of competent jurisdiction may otherwise order).

Beneficiary shall have no liability for any funds which it does not actually receive.

7. The Trustee.

7.1 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to take any and all of the following actions: (i) to select, employ and consult with counsel (who may be, but need not be, counsel for Beneficiary) upon any matters requiring Trustee’s action or consent hereunder, including the preparation, execution and interpretation of the Loan Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his or her agents or attorneys, (iii) to select and employ, in and about the execution of his or her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee (and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith), and (iv) any and all other lawful action that Beneficiary may instruct Trustee to take to protect or enforce Beneficiary’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Premises for debts contracted for or liability or damages incurred in the management or operation of the Premises. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting any action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for customary and reasonable expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered. Grantor will, from time to time, pay the compensation due to Trustee hereunder and reimburse Trustee for, and save and hold Trustee harmless against, any and all liability and expenses which may be incurred by Trustee in the performance of Trustee’s duties. Notwithstanding the terms of this Section 7.1, the Grantor shall not be required to indemnify Trustee under this Section 7.1 for any matters indemnified hereunder to the extent arising or resulting from the willful misconduct or gross negligence of Trustee (or that of its agents, employees or contractors)

7.2 Retention of Money. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, and shall be segregated from any other moneys of Trustee.

7.3 Successor Trustees. Trustee may resign by the giving of notice of such resignation in writing to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust, or if, for any reason, Beneficiary, in Beneficiary’s sole discretion and with or without cause, shall prefer to appoint a substitute trustee or multiple substitute trustees, or successive substitute trustees or successive multiple substitute trustees, to act instead of the aforenamed Trustee, Beneficiary shall have full power to appoint a substitute trustee (or, if preferred, multiple substitute trustees) in succession who shall succeed (and if multiple substitute trustees are appointed, each of such multiple substitute trustees shall succeed) to all the estates, rights, powers and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent of Beneficiary, and if such Beneficiary be a corporation and such appointment be executed on its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Grantor hereby ratifies and confirms any and all acts which the aforenamed Trustee, or his or her successor or successors in this trust, shall do lawfully by virtue hereof. If multiple substitute trustees are appointed, each of such multiple substitute trustees shall be empowered and authorized to act alone without the necessity of the joinder of the other multiple substitute trustees, whenever any action or undertaking of such substitute trustees is requested or required under or pursuant to this Deed of Trust or applicable law. Any prior election to act jointly or severally shall not prevent either or both of such multiple substitute Trustees from subsequently executing, jointly or severally, any or all of the provisions hereof.

7.4 Perfection of Appointment. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute Trustee to more fully and certainly vest in and confirm to Trustee or substitute Trustee such estates, rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.

7.5 Succession Instruments. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its, his or her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the substitute trustee, the Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in such Trustee’s place.

7.6 No Representation by Trustee or Beneficiary. By accepting or approving anything required to be observed, performed, or fulfilled or to be given to Trustee or Beneficiary pursuant to the Loan Documents, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision, or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or affirmation with respect thereto by Trustee or Beneficiary.

7.7 Trustee’s Fees Upon Foreclosure. Trustee may, upon initiation of any non-judicial trustee’s sale foreclosure, recover any fees to the extent permitted by applicable law. As a uniform standard, however, if a foreclosure proceeding is commenced by Trustee but terminated prior to completion, Trustee’s fees will be reasonable but not more than one percent (1%) of the remaining Indebtedness if the termination occurs prior to the first public auction sale and not more than two percent (2%) of the remaining Indebtedness if the termination occurs after the first public auction sale.

8. Miscellaneous Provisions.

8.1 Additional Provisions. The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Deed of Trust. The Loan Documents also grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Grantor which apply to this Deed of Trust and to the Property.

8.2 No Waiver or Cure.

(a) Each waiver by Beneficiary must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from any delay or failure by Beneficiary to take action on account of any default of Grantor. Consent by Beneficiary to any act or omission by Grantor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Beneficiary’s consent to be obtained in any future or other instance.

(b) If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Deed of Trust; or prejudice Beneficiary or any receiver in the exercise of any right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Beneficiary of any tenancy, lease or option, or a subordination of the lien of this Deed of Trust.

(i) Trustee or Beneficiary, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Subsection 6.3(c).

(ii) Beneficiary collects and applies Rents as permitted under Sections 2.3 and 6.6 above, either with or without taking possession of all or any part of the Property.

(iii) Beneficiary or Trustee receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Beneficiary under Section 5.5 above.

(iv) Beneficiary makes a site visit, observes the Property and/or conducts tests as permitted under Section 5.12 above.

(v) Beneficiary or Trustee receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(vi) Beneficiary, Trustee or any receiver invokes any right or remedy provided under this Deed of Trust.

8.3 Powers of Beneficiary.

(a) If Beneficiary performs any act which it is empowered or authorized to perform under this Deed of Trust, including any act permitted by Section 5.7 or Subsection 6.3(d) of this Deed of Trust, that act alone shall not release or change the personal liability of any person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Deed of Trust on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Grantor shall not be released or changed if Beneficiary grants any successor in interest to Grantor any extension of time for payment, or modification of the terms of payment, of the Secured Obligations. Beneficiary shall not be required to comply with any demand by the original Grantor that Beneficiary refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

(b) Beneficiary may take any of the actions permitted under Subsections 6.3(b) and/or 6.3(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

(c) From time to time, Beneficiary may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Deed of Trust. Beneficiary may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

8.4 Merger. No merger shall occur as a result of Beneficiary’s acquiring any other estate in or any other lien on the Property unless Beneficiary consents to a merger in writing.

8.5 [Intentionally Omitted].

8.6 Applicable Law. The creation, perfection and enforcement of the lien of this Deed of Trust shall be governed by the law of the State of Arizona. Subject to the foregoing, in all other respects, this Deed of Trust shall be governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to conflict of laws principles except Title 14 of Article 5 of the New York General Obligations Law.

8.7 Successors in Interest. The terms, covenants and conditions of this Deed of Trust shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. However, this Section 8.7 does not waive the provisions of Section 6.1 above.

8.8 Interpretation.

(a) Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Deed of Trust are for convenience only and do not define or limit any terms or provisions. The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.”

(b) The word “obligations” is used in its broadest and most comprehensive sense, and includes all primary, secondary, direct, indirect, fixed and contingent obligations. It further includes all principal, interest, prepayment charges, late charges, loan fees and any other fees and charges accruing or assessed at any time, as well as all obligations to perform acts or satisfy conditions.

(c) No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Deed of Trust. The Exhibits to this Deed of Trust are hereby incorporated in this Deed of Trust.

8.9 [Intentionally Omitted].

8.10 Waiver of Statutory Rights. To the extent permitted by law, Grantor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, but hereby waives the benefit of such laws. Grantor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Grantor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Deed of Trust on behalf of Grantor and on behalf of each and every person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Deed of Trust. The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

8.11 Severability. If any provision of this Deed of Trust should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then Beneficiary may, at its option, declare all Secured Obligations immediately due and payable.

8.12 Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Grantor:	c/o Grubb & Ellis Healthcare REIT II, Inc.
1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705
	Attention:	Danny Prosky

Telecopier No.: (714)       -
Telephone No: (714) 667-0611

with a copy to:

Grubb & Ellis Healthcare REIT II Holdings, LP
c/o Grubb & Ellis Healthcare REIT II, Inc.
1551 North Tustin Avenue, Suite 300
Santa Ana, California 92705
Attention:	Shannon K. S. Johnson

Telecopier No.: (866) 508-4769
Telephone No: (714) 975-2135
Email: Shannon.Johnson@Grubb-Ellis.com

with a copy to:

Arnall Golden Gregory LLP
171 17th Street NW
Suite 2100 Atlanta, Georgia Attention:	30363 David B. Lotz, Esq.

Telecopier No.: (404) 873-8168
Telephone No: (404) 873-8169
Email: david.lotz@agg.com

Trustee:	First American Title Insurance Company P.O. Box 2922 Phoenix, Arizona 85062
Beneficiary:
KeyBank National Association, as Agent
Mailcode WA-31-13-2313
1301 5th Avenue, 23rd Floor
Seattle, Washington 98101
Attention: Senior Manager, Healthcare Finance
Telecopier No.: (206) 343-6843
Facsimile: (206)       -

With a copy to:	Schiff Hardin LLP

233 South Wacker Drive

Suite 6600

Chicago, Illinois 60606

Attention: Sean T. Maloney

Telephone: (312) 258-5505

Facsimile: (312) 258-5700

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

Any notice or demand delivered to the person or entity named above to accept notices and demands for Grantor shall constitute notice or demand duly delivered to Grantor, even if delivery is refused.

8.13 Future Advances. This Deed of Trust is given to secure, among other things, indebtedness of the Grantor under the Credit Agreement and shall secure not only presently existing indebtedness and Secured Obligations of Borrower under the Credit Agreement (and Grantor under the Subsidiary Guaranty) but also future indebtedness of Borrower under the Credit Agreement (and Grantor under the Subsidiary Guaranty), whether such indebtedness is obligatory or at the option of Beneficiary, or otherwise, to the same extent as if such future indebtedness was made on the date of the execution of this Deed of Trust, although there may be no outstanding indebtedness of Grantor at the time of execution of this Deed of Trust. The lien of this Deed of Trust shall be valid as to all Secured Obligations, including future indebtedness of Grantor. The total amount of indebtedness secured hereby may increase or decrease from time to time, but the total unpaid principal balance of indebtedness secured hereby (including disbursements that the Lenders may, but shall not be obligated to, make under this Deed of Trust, the Loan Documents or any other document with respect thereto) at any one time outstanding may be substantially less but shall not exceed Seventy-One Million Five Hundred Thousand and No/100 Dollars ($71,500,000.00), plus interest thereon, and any disbursements made for the enforcement of this Deed of Trust and the other Loan Documents and any remedies hereunder, payment of taxes, special assessments, utilities or insurance on the Property or any other Project and interest on such disbursements and all disbursements by Beneficiary pursuant to applicable law (all such indebtedness being hereinafter referred to as the maximum amount secured hereby). This Deed of Trust shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Property given priority by law.

8.14 Beneficiary’s Lien for Service Charge and Expenses. At all times, regardless of whether any Loan proceeds have been disbursed, this Deed of Trust secures (in addition to any Loan proceeds disbursed from time to time) the payment of any and all loan commissions, service charges, liquidated damages, expenses and advances due to or incurred by Beneficiary not to exceed the maximum amount secured hereby.

8.15 WAIVER OF TRIAL BY JURY. GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS DEED OF TRUST, THE NOTE, OR ANY OF THE OTHER LOAN DOCUMENTS, THE REVOLVING CREDIT LOAN OR ANY OTHER STATEMENTS OR ACTIONS OF GRANTOR OR BENEFICIARY. GRANTOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS DEED OF TRUST AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. GRANTOR FURTHER ACKNOWLEDGES THAT (i) IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER, (ii) THIS WAIVER IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO MAKE THE REVOLVING CREDIT LOAN, ENTER INTO THIS DEED OF TRUST AND EACH OF THE OTHER LOAN DOCUMENTS, AND (iii) THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF SUCH OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

8.16 Inconsistencies. In the event of any inconsistency between this Deed of Trust and the Credit Agreement, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid security interest upon the Property, otherwise the provisions of the Credit Agreement shall be controlling.

8.17 UCC Financing Statements. Grantor hereby authorizes Beneficiary to file UCC financing statements to perfect Beneficiary’s security interest in any part of the Property. In addition, Grantor agrees to sign any and all other documents that Beneficiary deems necessary in its sole discretion to perfect, protect, and continue Beneficiary’s lien and security interest on the Property.

In Witness Whereof, Grantor has executed this Deed of Trust as of the date first above written.

Grantor:

G&E HC REIT II YUMA SNF, L.P.,
a Delaware limited partnership

By: Grubb & Ellis Healthcare REIT II, Holdings, LP
a Delaware limited partnership, its sole member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation, its General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

STATE OF CALIFORNIA	) )	SS:
COUNTY OF ORANGE	)

On June 23, 2011 before me, Rex Morishita Notary Public, personally appeared Shannon K S Johnson, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that her executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Rex Morishita (Seal)
My Commission Expires: May 1, 2015